Exhibit 99.1

News Release

Investor Contact:
Paul Scoff
+1 800.225.1560
investorrelations@spragueenergy.com

Sprague Resources LP Reports Fourth Quarter and Full Year 2019 Results
Portsmouth, N.H., March 5, 2020 – Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the fourth quarter and twelve months ended December 31, 2019.
Fourth Quarter 2019 Highlights

•	Net sales were $999.5 million for the fourth quarter of 2019, compared to $1,079.9 million for the fourth quarter of 2018.

•	GAAP net income was $11.8 million for the fourth quarter of 2019, compared to net income of $36.5 million for the fourth quarter of 2018.

•	Adjusted gross margin* was $72.5 million for the fourth quarter of 2019, compared to $68.4 million for the fourth quarter of 2018.

•	Adjusted EBITDA* was $31.1 million for the fourth quarter of 2019, compared to $29.0 million for the fourth quarter of 2018.
Full Year 2019 Highlights

•	Net sales were $3.5 billion in 2019, compared to net sales of $3.8 billion in 2018.

•	GAAP net income was $31.3 million in 2019, compared to net income of $79.8 million in 2018.

•	Adjusted gross margin was $267.9 million in 2019, compared to adjusted gross margin of $273.7 million in 2018.

•	Adjusted EBITDA was $105.6 million in 2019, compared to adjusted EBITDA of $102.0 million in 2018.
“Sprague’s increase in Adjusted EBITDA of 3% over 2018 was partly driven by strong cost discipline in the face of limited market opportunities”, stated David Glendon, President and Chief Executive Officer.
Refined Products

•	Volumes in the Refined Products segment decreased 3% to 439.9 million gallons in the fourth quarter of 2019, compared to 453.7 million gallons in the fourth quarter of 2018.

•	Adjusted gross margin in the Refined Products segment increased $5.0 million, or 13%, to $44.3 million in the fourth quarter of 2019, compared to $39.3 million in the fourth quarter of 2018.

•	Volumes in the Refined Products segment decreased $50.5 million gallons, or 3%, to 1,530.4 million gallons in 2019 compared to 2018.

•	Refined Products adjusted gross margin decreased $0.8 million, or 1%, to $150.1 million in 2019 compared to 2018.
“Refined Products' solid second half results enabled us to end the year on par with 2018, despite a first quarter deficit of $11.6 million”, said Mr. Glendon.

(*) Please refer to Reconciliation of Net Income (Loss) to Non-GAAP Measures

Natural Gas

•	Natural Gas segment volumes increased 1% to 17.3 Bcf in the fourth quarter of 2019, compared to 17.1 Bcf in the fourth quarter of 2018.

•	Natural Gas adjusted gross margin increased $1.8 million, or 15%, to $13.6 million for the fourth quarter of 2019, compared to $11.9 million for the fourth quarter of 2018.

•	Volumes in the Natural Gas segment increased 1.9 Bcf, to 62.3 Bcf in 2019 compared to 2018.

•	Natural Gas adjusted gross margin decreased 6% to $54.3 million in 2019, compared to $57.9 million in 2018.
"Natural Gas business continues to see steady volume growth, though the absence of volatility in the market has limited our opportunities for margin expansion", said Mr. Glendon.
Materials Handling

•	Materials Handling adjusted gross margin decreased by $2.7 million, or 17%, to $12.7 million for the fourth quarter of 2019, compared to $15.4 million for the fourth quarter of 2018.

•	Materials Handling adjusted gross margin decreased 2% to $56.6 million in 2019 compared to $57.5 million in 2018.
"Materials Handling saw slight declines for the year due to reductions in heavy lift revenue in the U.S.", reported Mr. Glendon.
2020 Guidance
With regard to Sprague's anticipated 2020 financial results, and assuming normal weather and market structure conditions, we expect to achieve the following through incremental growth and continued cost management initiatives:
•Adjusted EBITDA is expected to be in the range of $105 million to $120 million.

•Sprague expects to maintain the 2020 quarterly distributions at the current distribution level.
Quarterly Distribution
On January 24, 2020, the Board of Directors of Sprague’s general partner, Sprague Resources GP LLC, announced a cash distribution of $0.6675 per unit for the quarter ended December 31, 2019. The distribution was paid on February 10, 2020 to unitholders of record as of the close of business on February 4, 2020.

Sprague also announced that Sprague Resources Holdings LLC, a wholly owned subsidiary of Axel Johnson Inc. and the owner of Sprague’s General Partner received 121,150 common units representing limited partner interests in Sprague, in lieu of cash, in respect of the incentive distribution rights payable in connection with the distribution for the fourth quarter of 2019.
Sprague Resources LP Schedule K-1s
Sprague's finalized 2019 tax packages for its unitholders, including Schedule K-1 will be made available March 6, 2020 via Sprague’s website at www.spragueenergy.com under “Investor Relations / K-1 Tax Information” and the tax packages will be mailed to unitholders by March 13, 2020. For additional information, unitholders may call 855-521-8150 Monday through Friday from 8:00 AM to 5:00 PM CDT, or visit www.taxpackagesupport.com/SRLP.

Financial Results Conference Call
Management will review Sprague’s fourth quarter and full year 2019 financial results in a teleconference call for analysts and investors today, March 5, 2020 at 1:00 PM EST.
Dial-in Numbers:     (866) 516-2130 (U.S. and Canada)
(678) 509-7612 (International)
Participation Code:    6260296
The conference call may also be accessed live by a webcast available on the "Investor Relations" page of Sprague's website at www.spragueenergy.com under "Calendar of Events" and will be archived on the website for one year.

About Sprague Resources LP
Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.
*Non-GAAP Financial Measures
EBITDA, adjusted EBITDA and adjusted gross margin are measures not defined by GAAP. Sprague defines EBITDA as net income (loss) before interest, income taxes, depreciation and amortization.
We define adjusted EBITDA as EBITDA increased for unrealized hedging losses and decreased by unrealized hedging gains (in each case with respect to refined products and natural gas inventory, as well as natural gas transportation contracts), changes in fair value of contingent consideration, adjusted for the impact of acquisition related expenses, and when applicable, adjusted for the net impact of retroactive legislation that reinstates an excise tax credit program available for certain of our biofuel blending activities that had previously expired.
We define adjusted gross margin as net sales less cost of products sold (exclusive of depreciation and amortization) decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory, and natural gas transportation contracts. Adjusted gross margin has no impact on reported volumes or net sales.
To manage Sprague's underlying performance, including its physical and derivative positions, management utilizes adjusted gross margin. Adjusted gross margin is also used by external users of our consolidated financial statements to assess our economic results of operations and its commodity market value reporting to lenders. EBITDA and adjusted EBITDA are used as supplemental financial measures by external users of our financial statements, such as investors, trade suppliers, research analysts and commercial banks to assess the financial performance of our assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate sufficient revenue, that when rendered to cash, will be available to pay interest on our indebtedness and make distributions to our equity holders; repeatable operating performance that is not distorted by non-recurring items or market volatility; and, the viability of acquisitions and capital expenditure projects.
Sprague believes that investors benefit from having access to the same financial measures that are used by its management and that these measures are useful to investors because they aid in comparing its operating performance with that of other companies with similar operations. The adjusted EBITDA and adjusted gross margin data presented by Sprague may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of net income to adjusted EBITDA and operating income to adjusted gross margin.
With regard to guidance, reconciliation of non-GAAP adjusted EBITDA to the closest corresponding GAAP measure (expected net income (loss)) is not available without unreasonable efforts on a forward-looking basis due to the inherent difficulty and impracticality of forecasting certain amounts required by GAAP such as unrealized gains and losses on derivative hedges, which can have a significant and potentially unpredictable impact on our future GAAP financial results.
Forward Looking Statements
Any statements in this press release about future expectations, plans and prospects for Sprague Resources LP or about Sprague Resources LP’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements.  These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release.  Such risks and uncertainties include, by way of example and not of limitation: increased competition for our products or services; adverse weather conditions; changes in supply or demand for our products or services; nonperformance by major customers or suppliers; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction and unexpected capital expenditures; our ability to complete organic growth and acquisition projects; our ability to integrate acquired assets; potential labor issues; the legislative or regulatory environment; terminal construction/repair delays;

political and economic conditions; and, the impact of security risks including terrorism, international hostilities and cyber-risk. These are not all of the important factors that could cause actual results to differ materially from those expressed in forward looking statements.  Other applicable risks and uncertainties have been described more fully in Sprague’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 5, 2020 and in the Partnership's subsequent Form 10-Q, Form 8-K and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
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(Financial Tables Below)

Sprague Resources LP
Summary Financial Data
Three and Twelve Months Ended December 31, 2019 and 2018

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)
	($ in thousands)
Statement of Operations Data:
Net sales	$999,494	$1,079,874	$3,502,410	$3,771,133
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	925,812	983,106	3,228,003	3,445,385
Operating expenses	19,599	22,122	84,924	88,659
Selling, general and administrative	21,826	17,450	78,135	80,799
Depreciation and amortization	8,752	8,232	34,015	33,378
Total operating costs and expenses	975,989	1,030,910	3,425,077	3,648,221
Operating income (loss)	23,505	48,964	77,333	122,912
Other (expense) income	(505)	—	(378)	293
Interest income	108	173	555	577
Interest expense	(11,029)	(10,562)	(42,944)	(38,931)
Income (loss) before income taxes	12,079	38,575	34,566	84,851
Income tax provision	(232)	(2,048)	(3,310)	(5,032)
Net income (loss)	11,847	36,527	31,256	79,819
Incentive distributions declared	(2,053)	(2,055)	(6,163)	(7,879)
Limited partners’ interest in net income (loss)	$9,794	$34,472	$25,093	$71,940
Net income (loss) per limited partner unit:
Common - basic	$0.43	$1.52	$1.10	$3.17
Common - diluted	$0.43	$1.51	$1.10	$3.16
Units used to compute net income (loss) per limited partner unit:
Common - basic	22,745,637	22,732,886	22,736,916	22,728,218
Common - diluted	22,797,474	22,765,630	22,770,883	22,737,404
Distribution declared per unit	$0.6675	$0.6675	$2.6700	$2.6550

Sprague Resources LP
Volume, Net Sales and Adjusted Gross Margin by Segment
Three and Twelve Months Ended December 31, 2019 and 2018

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)
	($ and volumes in thousands)
Volumes:
Refined products (gallons)	439,923	453,684	1,530,356	1,580,838
Natural gas (MMBtus)	17,331	17,098	62,266	60,385
Materials handling (short tons)	467	522	2,496	2,627
Materials handling (gallons)	111,852	153,434	480,659	488,972
Net Sales:
Refined products	$893,468	$961,395	$3,112,924	$3,357,769
Natural gas	86,690	96,775	307,952	332,038
Materials handling	12,742	15,432	56,655	57,509
Other operations	6,594	6,272	24,879	23,817
Total net sales	$999,494	$1,079,874	$3,502,410	$3,771,133
Reconciliation of Operating Income to Adjusted Gross Margin:
Operating income	$23,505	$48,964	$77,333	$122,912
Operating costs and expenses not allocated to operating segments:
Operating expenses	19,599	22,122	84,924	88,659
Selling, general and administrative	21,826	17,450	78,135	80,799
Depreciation and amortization	8,752	8,232	34,015	33,378
Change in unrealized gain on inventory	11,645	(13,651)	12,814	(32,960)
Change in unrealized value on natural gas transportation contracts	(12,860)	(14,701)	(19,289)	(19,114)
Total adjusted gross margin:	$72,467	$68,416	$267,932	$273,674
Adjusted Gross Margin:
Refined products	$44,339	$39,313	$150,124	$150,965
Natural gas	13,639	11,865	54,288	57,875
Materials handling	12,730	15,415	56,616	57,515
Other operations	1,759	1,823	6,904	7,319
Total adjusted gross margin	$72,467	$68,416	$267,932	$273,674

Sprague Resources LP
Reconciliation of Net Income (Loss) to Non-GAAP Measures
Three and Twelve Months Ended December 31, 2019 and 2018

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)
Reconciliation of net (loss) income to EBITDA, Adjusted EBITDA and Distributable Cash Flow:
Net income (loss)	$11,847	$36,527	$31,256	$79,819
Add/(deduct):
Interest expense, net	10,921	10,389	42,389	38,354
Tax provision	232	2,048	3,310	5,032
Depreciation and amortization	8,752	8,232	34,015	33,378
EBITDA	$31,752	$57,196	$110,970	$156,583
Change in unrealized gain on inventory	11,645	(13,651)	12,814	(32,960)
Change in unrealized value on natural gas transportation contracts	(12,860)	(14,701)	(19,289)	(19,114)
Add: biofuel tax credit	—	—	—	(4,022)
Add: acquisition related expenses	(7)	22	14	747
Other adjustments	521	176	1,042	771
Adjusted EBITDA	$31,051	$29,042	$105,551	$102,005
Add/(deduct):
Cash interest expense, net	(9,631)	(9,061)	(37,168)	(33,021)
Cash taxes	(1,362)	(1,921)	(4,805)	(4,955)
Maintenance capital expenditures	(2,230)	(2,297)	(9,269)	(10,618)
Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units	1,522	(805)	1,591	(896)
Other	505	54	377	93
Distributable cash flow	$19,855	$15,012	$56,277	$52,608